Exhibit (h)(44)

SECOND AMENDMENT

dated as of April 7, 2016

to the

PARTICIPATION AGREEMENT

dated August 25, 2008 by and among

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.,

(formerly PRINCIPAL VARIABLE CONTRACTS FUND, INC.)

PRINCIPAL FUNDS DISTRIBUTOR, INC.,

and

FARMERS NEW WORLD LIFE INSURANCE COMPANY

(together with the Schedules, as amended from time to time, the “Agreement’’)

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Second Amendment (this “Amendment”).

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.	Amendment of the Agreement

The Agreement is hereby amended by replacing Schedule A to the Agreement with Schedule A to this Amendment.

2.	Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.	Miscellaneous

(a)	Entire Agreement; Restatement.

(i)	This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)	Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

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(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Washington (without reference to choice of law doctrine).

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

FARMERS NEW WORLD LIFE INSURANCE COMPANY, on its behalf and on behalf of each Account named in Schedule A as may be amended from time to time.

By:	/s/ Harris Mortensen

Name:	Harris Mortensen
Title:	Head of Service Operations

PRINCIPAL FUNDS DISTRIBUTOR, INC.

By:	/s/ Cary Fuchs
Name:	Cary Fuchs
Title:	SVP

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC., on its behalf and on behalf of each Fund named in Schedule A, as may be amended from time to time.

By:	/s/ Jill Brown

Name:	Jill Brown
Title:	Sr. VP

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Exhibit (h)(44)

Schedule A (effective as of April 7, 2016)

Accounts, Contracts, and Funds

Name of Account and

Date Established by Board

Farmers Annuity Separate Account A (4/6/99)

Farmers Variable Life Separate Account A (4/6/99)

Contracts Supported

by Separate Account

•	Farmers Variable Annuity

•	Farmers Variable Universal Life

•	Accumulator VUL

•	Farmers EssentialLife Variable Universal Life

Class 2 Shares of the following Funds of Principal Variable Contract Funds, Inc. (“PVC”) will be made available to the Company as the sponsor of the Accounts:

Principal Variable Contracts Funds, Inc.—Equity Funds

PVC Diversified International Account

Accumulator VUL

PVC Equity Income Account

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC LargeCap Growth Account

Accumulator VUL

PVC MidCap Account

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SmallCap Blend Account

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC Principal Capital Appreciation Account

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

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Principal Variable Contracts Funds, Inc.–Fixed Income Funds

PVC Income Account

Accumulator VUL

PVC Money Market Account (On April 8, 2016 the Money Market Account intends to redeem all investors’ shares as part of the termination of the Money Market Account on such date, and such Money Market Account will no longer be available.)

Accumulator VUL

PVC Government & High Quality Bond Account

Accumulator VUL

PVC Short-Term Income Account

Accumulator VUL

Principal Variable Contracts Funds, Inc.–Strategic Asset Management (SAM) Portfolios

PVC SAM Balanced Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Conservative Balanced Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Conservative Growth Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Flexible Income Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Strategic Growth Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

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